Exhibit 99.1

Charles River Announces First-Quarter 2012 Results from Continuing Operations

– First-Quarter Sales of $286.0 Million –

– RMS Sales Increase 5.6%, and 6.5% in Constant Currency –

– First-Quarter GAAP Earnings per Share of $0.54 and Non-GAAP Earnings per Share of $0.70 –

– Reaffirms Sales and EPS Guidance for 2012 –

WILMINGTON, Mass.--(BUSINESS WIRE)--May 2, 2012--Charles River Laboratories International, Inc. (NYSE: CRL) today reported its results for the first quarter of 2012. For the quarter, net sales from continuing operations were $286.0 million, effectively unchanged from $285.8 million in the first quarter of 2011. Foreign currency translation reduced the reported sales by 1.0%. On a segment basis, sales increased in the Research Models and Services (RMS) segment, but declined in the Preclinical Services (PCS) segment.

On a GAAP basis, net income from continuing operations for the first quarter of 2012 was $26.5 million, or $0.54 per diluted share, compared to $35.4 million, or $0.65 per diluted share, for the first quarter of 2011. Last year, the first-quarter results included an $11.1 million corporate tax benefit in continuing operations related to the disposition of the Phase I clinical business.

On a non-GAAP basis, net income from continuing operations was $33.9 million for the first quarter of 2012, an increase of 2.3% from $33.1 million for the same period in 2011. First-quarter 2012 diluted earnings per share on a non-GAAP basis were $0.70, an increase of 14.8% compared to $0.61 per share in the first quarter of 2011. Non-GAAP earnings per share benefited primarily from stock repurchases.

James C. Foster, Chairman, President and Chief Executive Officer, said, “The 14.8% increase in non-GAAP earnings per share was driven primarily by the lower number of shares outstanding, as we continued to return value to shareholders through our stock repurchase program. On an operating basis, the RMS segment delivered its best quarter since 2008, with robust sales and margin growth. Demand for non-regulated and regulated services provided by our PCS segment remained stable from the fourth quarter of 2011, as the normal slow start for large biopharmaceutical clients was partially offset by mid-tier clients. Based on our first-quarter performance, we are reaffirming our guidance for 2012.”

The Company reports results from continuing operations, which excludes results of the Phase I clinical business that was divested in 2011. The Phase I business is reported as a discontinued operation.

First-Quarter Segment Results

Research Models and Services (RMS)

Net sales for the RMS segment were $183.2 million in the first quarter of 2012, an increase of 5.6% from $173.4 million in the first quarter of 2011. Excluding foreign exchange, which reduced reported sales by 0.9%, RMS sales increased by 6.5%. Other Products and Research Model Services were the primary drivers of the sales gain. Other Products includes the In Vitro and Avian businesses.

In the first quarter of 2012, the RMS segment’s GAAP operating margin was 32.5% compared to 29.8% for the first quarter of 2011. On a non-GAAP basis, the operating margin increased to 33.3% from 31.2% in the first quarter of 2011. The non-GAAP operating margin expansion was primarily attributable to broad-based improvement across most RMS businesses, which benefitted from higher sales volume and process efficiency initiatives.

Preclinical Services (PCS)

First-quarter 2012 net sales from continuing operations for the PCS segment were $102.8 million, a decrease of 8.6% from $112.5 million in the first quarter of 2011. Foreign currency translation reduced the sales growth rate by 1.0%. As expected, the PCS sales mix continued to be influenced by a greater proportion of non-GLP discovery services. Lower sales of biopharmaceutical services (BPS) were a significant contributor to the PCS sales decline.

In the first quarter of 2012, the PCS segment’s GAAP operating margin decreased to 4.1% from 8.3% in the first quarter of 2011. On a non-GAAP basis, the operating margin declined to 8.9% from 14.1% in the first quarter of 2011. The operating margin decline was primarily attributable to a reduction in profitability for the BPS business in the first quarter of 2012.

Stock Repurchase Update

During the first quarter of 2012, the Company repurchased approximately 348,000 shares for $12.5 million. As of March 31, 2012, Charles River had $103.8 million remaining on its $750 million stock repurchase authorization.

Items Excluded from Non-GAAP Results

Items excluded from non-GAAP results in the first quarter of 2012 and 2011 were as follows:

($ in millions)	1Q12	1Q11
Amortization of intangible assets	$4.5	$5.4
Severance related to cost-savings actions	0.9	0.5
Impairment and other items, net (1)	--	0.5
Operating losses for PCS China, Massachusetts and Arkansas	1.4	2.8
Costs associated with evaluation of acquisitions	0.2	--
Loss on the sale of auction rate securities	0.7	--
Convertible debt accounting	3.5	3.3
Tax benefit related to disposition of Phase I clinical business	--	(11.1)

(1) In the first quarter of 2011, these items were related primarily to exiting a defined benefit plan in RMS Japan and asset impairments associated with the consolidation of the Company’s RMS Discovery Services operations.

2012 Guidance

The Company reaffirms its forward-looking guidance based on continuing operations for 2012, which was originally provided on December 14, 2011.

2012 GUIDANCE (from continuing operations)
Net sales growth, reported	0% - 2%
Impact of foreign exchange	Approx. 1%
Net sales growth, constant currency	1% - 3%
GAAP EPS estimate	$2.10 - $2.20
Amortization of intangible assets	$0.25
Operating losses (1)	$0.05
Severance costs and other items (2)	$0.03
Convertible debt accounting	$0.20
Non-GAAP EPS estimate	$2.60 - $2.70

(1) These costs relate primarily to the Company’s PCS facility in Massachusetts.
(2) Severance costs and other items were added to the reconciliation in the first quarter of 2012. Other items primarily include costs associated with the evaluation of acquisitions and a loss on the sale of auction rate securities.

Webcast

Charles River Laboratories has scheduled a live webcast on Thursday, May 3, at 8:30 a.m. ET to discuss matters relating to this press release. To participate, please go to ir.criver.com and select the webcast link. You can also find the associated slide presentation and reconciliations of non-GAAP financial measures to comparable GAAP financial measures on the website.

Use of Non-GAAP Financial Measures

This press release contains non-GAAP financial measures, such as non-GAAP earnings per diluted share, which exclude the amortization of intangible assets and other charges related to our acquisitions, expenses associated with evaluating acquisitions, charges and operating losses attributable to our businesses we plan to close or divest, severance costs associated with our cost-savings actions, taxes associated with the disposition of our Phase I clinical business, and the additional interest recorded as a result of the adoption in 2009 of an accounting standard related to our convertible debt accounting which increased interest and depreciation expense. We exclude these items from the non-GAAP financial measures because they are outside our normal operations. This press release also refers to our sales in both a GAAP and non-GAAP (constant currency) basis. There are limitations in using non-GAAP financial measures, as they are not prepared in accordance with generally accepted accounting principles, and may be different than non-GAAP financial measures used by other companies. In particular, we believe that the inclusion of supplementary non-GAAP financial measures in this press release helps investors to gain a meaningful understanding of our core operating results and future prospects without the effect of these often-one-time charges, and is consistent with how management measures and forecasts the Company's performance, especially when comparing such results to prior periods or forecasts. We believe that the financial impact of our acquisitions (and in certain cases, the evaluation of such acquisitions, whether or not ultimately consummated) is often large relative to our overall financial performance, which can adversely affect the comparability of our results on a period-to-period basis. In addition, certain activities, such as business acquisitions, happen infrequently and the underlying costs associated with such activities do not recur on a regular basis. Presenting sales on a constant currency basis allows investors to measure our organic sales growth net of foreign currency exchange fluctuations more clearly. Non-GAAP results also allow investors to compare the Company’s operations against the financial results of other companies in the industry who similarly provide non-GAAP results. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations. Reconciliations of the non-GAAP financial measures used in this press release to the most directly comparable GAAP financial measures are set forth in the text of this press release, and can also be found on the Company’s website at ir.criver.com.

Caution Concerning Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements also include statements regarding our projected 2012 financial performance including sales, earnings per share, and the expected impact of foreign exchange rates; the future demand for drug discovery and development products and services; including our expectations for revenue trends for 2012; the development and performance of our services and products, including the impact this can have on our clients’ drug development models; market and industry conditions including the outsourcing of these services and present spending trends by our customers; the impact of specific actions intended to more accurately align our infrastructure to the current operating environment, and to improve overall operating efficiencies and profitability; and Charles River’s future performance as delineated in our forward-looking guidance, and particularly our expectations with respect to sales and foreign exchange impact. Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to: the ability to successfully integrate businesses we acquire; the ability to execute our cost-savings actions on an effective and timely basis (including divestitures and site closures); the timing and magnitude of our share repurchases; negative trends in research and development spending, negative trends in the level of outsourced services, or other cost reduction actions by our customers; the ability to convert backlog to sales; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 27, 2012, as well as other filings we make with the Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Accelerating Drug Development. Exactly. Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts. Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except for per share data)

	Three Months Ended
	March 31, 2012	March 26, 2011

Total net sales	$285,981	$285,843
Cost of products sold and services provided	181,769	183,205
Gross margin	104,212	102,638
Selling, general and administrative	55,977	55,007
Amortization of intangibles	4,495	5,380
Operating income	43,740	42,251
Interest income (expense)	(8,250)	(9,652)
Other income (expense)	(344)	63
Income from continuing operations before income taxes	35,146	32,662
Provision (benefit) for income taxes	8,676	(2,715)
Income from continuing operations, net of tax	26,470	35,377
Discontinued operations, net of tax	77	(3,945)
Net income	26,547	31,432
Noncontrolling interests	(108)	(97)
Net income attributable to common shareowners	$26,439	$31,335

Earnings per common share
Basic:
Continuing operations	$0.55	$0.65
Discontinued operations	$-	$(0.07)
Net	$0.55	$0.58
Diluted:
Continuing operations	$0.54	$0.65
Discontinued operations	$-	$(0.07)
Net	$0.54	$0.57

Weighted average number of common shares outstanding
Basic	48,254,950	53,937,948
Diluted	48,771,743	54,597,740

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands)

	March 31, 2012	December 31, 2011
Assets
Current assets
Cash and cash equivalents	$61,031	$68,905
Trade receivables, net	205,893	184,810
Inventories	89,347	92,969
Other current assets	80,892	79,052
Current assets of discontinued businesses	107	107
Total current assets	437,270	425,843
Property, plant and equipment, net	740,225	738,030
Goodwill, net	198,882	197,561
Other intangibles, net	90,454	93,437
Deferred tax asset	40,523	44,804
Other assets	47,045	57,659
Long-term assets of discontinued businesses	959	986
Total assets	$1,555,358	$1,558,320

Liabilities and Equity
Current liabilities
Current portion of long-term debt & capital leases	$29,575	$14,758
Accounts payable	32,353	34,332
Accrued compensation	40,199	41,602
Deferred revenue	58,195	56,530
Accrued liabilities	47,889	54,377
Other current liabilities	14,461	14,033
Current liabilities of discontinued businesses	1,164	1,165
Total current liabilities	223,836	216,797
Long-term debt & capital leases	674,743	703,187
Other long-term liabilities	99,822	108,451
Long-term liabilities of discontinued businesses	2,452	2,522
Total liabilities	1,000,853	1,030,957
Non-controlling interests	1,906	1,780
Total equity	554,505	527,363
Total liabilities and equity	$1,555,358	$1,558,320

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED)
(dollars in thousands)

	Three Months Ended
	March 31, 2012	March 26, 2011
Research Models and Services
Net sales	$183,152	$173,371
Gross margin	82,196	73,839
Gross margin as a % of net sales	44.9%	42.6%
Operating income	59,467	51,742
Operating income as a % of net sales	32.5%	29.8%
Depreciation and amortization	8,942	9,269
Capital expenditures	12,900	4,403

Preclinical Services
Net sales	$102,829	$112,472
Gross margin	22,016	28,799
Gross margin as a % of net sales	21.4%	25.6%
Operating income	4,174	9,306
Operating income as a % of net sales	4.1%	8.3%
Depreciation and amortization	11,060	11,996
Capital expenditures	1,212	2,387

Unallocated Corporate Overhead	$(19,901)	$(18,797)

Total
Net sales	$285,981	$285,843
Gross margin	104,212	102,638
Gross margin as a % of net sales	36.4%	35.9%
Operating income	43,740	42,251
Operating income as a % of net sales	15.3%	14.8%
Depreciation and amortization	20,002	21,265
Capital expenditures	14,112	6,790

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP
SELECTED BUSINESS SEGMENT INFORMATION (UNAUDITED) (1)
(dollars in thousands)

	Three Months Ended
	March 31, 2012	March 26, 2011
Research Models and Services
Net sales	$183,152	$173,371
Operating income	59,467	51,742
Operating income as a % of net sales	32.5%	29.8%
Add back:
Amortization related to acquisitions	1,500	1,707
Severance related to cost-savings actions	-	229
Impairment and other items (2)	-	463
Operating income, excluding specified charges (Non-GAAP)	$60,967	$54,141
Non-GAAP operating income as a % of net sales	33.3%	31.2%

Preclinical Services
Net sales	$102,829	$112,472
Operating income	4,174	9,306
Operating income as a % of net sales	4.1%	8.3%
Add back:
Amortization related to acquisitions	2,996	3,673
Severance related to cost-savings actions	911	257
Operating losses for PCS China, PCS Massachusetts and PCS Arkansas	1,054	2,646
Operating income, excluding specified charges (Non-GAAP)	$9,135	$15,882
Non-GAAP operating income as a % of net sales	8.9%	14.1%

Unallocated Corporate Overhead	$(19,901)	$(18,797)
Add back:
Severance related to cost-savings actions	-	6
Costs related to PCS China	-	141
Costs associated with the evaluation of acquisitions	232	-
Convertible debt accounting (3)	53	53
Unallocated corporate overhead, excluding specified charges (Non-GAAP)	$(19,616)	$(18,597)

Total
Net sales	$285,981	$285,843
Operating income	43,740	42,251
Operating income as a % of net sales	15.3%	14.8%
Add back:
Amortization related to acquisitions	4,496	5,380
Severance related to cost-savings actions	911	492
Impairment and other items (2)	-	463
Operating losses for PCS China, PCS Massachusetts and PCS Arkansas	1,054	2,787
Costs associated with the evaluation of acquisitions	232	-
Convertible debt accounting (3)	53	53
Operating income, excluding specified charges (Non-GAAP)	$50,486	$51,426
Non-GAAP operating income as a % of net sales	17.7%	18.0%

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) The three months ended March 26, 2011 include: (i) costs associated with exiting a defined benefit plan in RMS Japan; and (ii) asset impairments associated with the consolidation of the Company's RMS Discovery Services operations.

(3) Includes the impact of convertible debt accounting adopted at the beginning of 2009, which increased depreciation expense.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF GAAP EARNINGS TO NON-GAAP EARNINGS (1)
(dollars in thousands, except for per share data)

	Three Months Ended
	March 31, 2012	March 26, 2011

Net income attributable to common shareholders	$26,439	$31,335
Less: Discontinued operations	(77)	3,945
Net income from continuing operations	26,362	35,280
Add back:
Amortization related to acquisitions	4,496	5,380
Severance related to cost-savings actions	911	492
Impairment and other items (2)	-	463
Operating losses for PCS China, PCS Massachusetts and PCS Arkansas	1,362	2,787
Costs associated with the evaluation of acquisitions	232	-
Loss on sale of auction rate securities	712	-
Convertible debt accounting, net (3)	3,497	3,333
Tax benefit from disposition of Phase 1 clinical business	-	(11,111)
Tax effect	(3,659)	(3,482)
Net income, excluding specified charges (Non-GAAP)	$33,913	$33,142

Weighted average shares outstanding - Basic	48,254,950	53,937,948
Effect of dilutive securities:
Stock options and contingently issued restricted stock	516,793	659,792
Weighted average shares outstanding - Diluted	48,771,743	54,597,740

Basic earnings per share	$0.55	$0.58
Diluted earnings per share	$0.54	$0.57

Basic earnings per share, excluding specified charges (Non-GAAP)	$0.70	$0.61
Diluted earnings per share, excluding specified charges (Non-GAAP)	$0.70	$0.61

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges and other items which are outside our normal operations, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules, regulations and guidance.

(2) The three months ended March 26, 2011 include: (i) costs associated with exiting a defined benefit plan in RMS Japan; and (ii) asset impairments associated with the consolidation of the Company's RMS Discovery Services operations.

(3) The three months ended March 31, 2012 and March 26, 2011 include the impact of convertible debt accounting adopted at the beginning of 2009, which increased interest expense by $3,444 and $3,280 and depreciation expense by $53 and $53, respectively.

CHARLES RIVER LABORATORIES INTERNATIONAL, INC.
RECONCILIATION OF NET SALES GROWTH (YEAR-OVER-YEAR) EXCLUDING THE IMPACT OF FOREIGN EXCHANGE (FX) (1)
For the Three Months Ended March 31, 2012

	Total CRL	RMS Segment	PCS Segment

Net sales growth, reported	0.0%	5.6%	(8.6%)
Impact of foreign exchange	(1.0%)	(0.9%)	(1.0%)
Net sales growth, constant currency	1.0%	6.5%	(7.6%)

(1) Charles River management believes that supplementary non-GAAP financial measures provide useful information to allow investors to gain a meaningful understanding of our core operating results and future prospects, without the effect of one-time charges, consistent with the manner in which management measures and forecasts the Company’s performance. The supplementary non-GAAP financial measures included are not meant to be considered superior to, or a substitute for results of operations prepared in accordance with GAAP. The Company intends to continue to assess the potential value of reporting non-GAAP results consistent with applicable rules and regulations.

CONTACT:
Charles River Laboratories International, Inc.
Investor Contact:
Susan E. Hardy, 781-222-6190
Corporate Vice President, Investor Relations
susan.hardy@crl.com
or
Media Contact:
Amy Cianciaruso, 781-222-6168
Director, Public Relations
amy.cianciaruso@crl.com